Exhibit 99.1

MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

Media Release

MIC REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS,
ANNOUNCES CASH DIVIDEND OF $1.00 PER SHARE

Financial Performance for the Quarter in Line with Expectations:

•	Net income of $21.4 million
•	Adjusted Proportionately Combined EBITDA excluding non-cash items of $175.5 million
•	Cash provided by operating activities of $147.1 million
•	Adjusted Free Cash Flow of $127.5 million
•	Full-year 2018 guidance for Adjusted Proportionately Combined EBITDA excluding non-cash items, dividends reaffirmed
•	Manager waives certain fees under Management Services Agreement

Significant Momentum on Strategic Initiatives, Including:

•	400,000 barrels of storage capacity currently undergoing repurposing at IMTT expected to be re-contracted during November
•	Three additional repositioning projects at IMTT worth $80.0 million approved
•	Sale of Bayonne Energy Center (BEC) closed on October 12, 2018 - net proceeds used to reduce debt balances
•	Sale process for majority of renewable power generation assets launched - 2Q’19 closing targeted
•	Agreement on sale of design-build mechanical contractor, Critchfield Pacific, Inc. (CPI), reached - 4Q’18 closing anticipated

NEW YORK, October 31, 2018 — Macquarie Infrastructure Corporation (NYSE: MIC) reported financial and operational results for the third quarter of 2018 that were in line with expectations.

Net income decreased 40.9% to $21.4 million from $36.2 million in the third quarter of 2017 (the prior comparable period) primarily due to a write-down of its investment in CPI, increased costs related to acquisitions and higher interest expense, partially offset by lower taxes and a reduction in management fees. For the nine months ended September 30, 2018, net income increased 10.1% to $104.5 million versus the comparable period in 2017.

Adjusted Proportionately Combined EBITDA excluding non-cash items decreased by 5.1% to $175.5 million versus the prior comparable period reflecting primarily a forecast reduction in earnings at IMTT. For the nine months ended September 30, 2018, Adjusted Proportionately Combined EBITDA excluding non-cash items decreased by 3.0% to $525.0 million versus the comparable period in 2017.

Cash generated by operating activities decreased versus the prior comparable period to $147.1 million, with reduced earnings and higher interest expense and taxes partially offset by favorable movements in working capital.

Adjusted Free Cash Flow, which excludes certain one-time items such as transaction related costs, was $127.5 million, down 11.7% from $144.4 million in the prior comparable period as a result of increased interest expense, maintenance capital expenditures and taxes. For the nine months ended September 30, 2018, Adjusted Free Cash Flow decreased by 9.8% to $390.0 million versus the comparable period in 2017.

The MIC board of directors authorized a cash dividend of $1.00 per share, or $4.00 annualized, for the third quarter of 2018. The dividend will be payable on November 15, 2018 to shareholders of record on November 12, 2018. The Company reaffirmed its previous guidance for a distribution of $1.00 per share in each quarter of 2018.

The Company announced that Macquarie Infrastructure Management (USA) Inc., the external manager of MIC, has elected to waive certain fees to which it is entitled under a Management Services Agreement with MIC. The Manager has elected to waive base management fees in excess of 1% of MIC’s equity market capitalization, less cash on its balance sheet, and any fees on holding company debt.

The waivers reduce the annualized base management fees payable to the Manager by approximately $10.0 million compared with the fees payable for the third quarter of 2018. The Manager is expected to continue to reinvest its ongoing base management fees in new primary shares of the Company. The waivers are effective November 1, 2018 and, although they can be revoked, MIC believes that the Manager currently has no intention of doing so. The Manager is required to provide one year notice of revocation. The waivers have no impact on calculation of any performance fee to which the Manager may be entitled in the future.

Christopher Frost, MIC’s chief executive officer, said of the Company’s results for the quarter: “Our operating companies continued to perform as anticipated and we advanced a significant number of initiatives related to our strategic priorities. We are particularly pleased with the considerable progress being made on both the repurposing of storage capacity and repositioning of IMTT as well as the continued rationalization of our portfolio through sales of non-core operations. In addition, the proceeds from the timely completion of the sale of Bayonne Energy Center (BEC) have strengthened our balance sheet and provided us with considerable financial flexibility to support the ongoing growth of the enterprise.”

“MIC’s financial and operational performance also supported the authorization of a dividend of $1.00 per share for the third quarter consistent with our guidance. Assuming no material deterioration in the health of the economy, and the continued stable performance of our businesses, we remain confident in the sustainability of our dividend,” added Frost.

Third Quarter and Year to Date Results, by Segment

•	IMTT generated Adjusted Proportionately Combined EBITDA excluding non-cash items of $69.3 million in the third quarter, down 12.2% versus the prior comparable quarter, primarily due an anticipated decline in capacity utilization and slightly lower average storage rates driven by rate decreases for gasoline and distillates in New York Harbor, compared with 2017. Bulk liquid storage utilization declined to an average of 82.1% in the quarter, consistent with prior guidance for a mid-80s percent average utilization rate in 2018, compared with 92.7% in the third quarter of 2017.

Storage utilization at IMTT is expected to remain in the low 80s percent range through year-end 2018 before recovering to a low 90s percent range by early 2020, subject to market conditions. The contribution to Adjusted Proportionately Combined EBITDA excluding non-cash items from the anticipated recovery in utilization is expected to be partially offset by decreases in storage rates, particularly those for gasoline and distillates in New York Harbor, over the same period. Through the nine months ended September 30, 2018, Adjusted Proportionately Combined EBITDA excluding non-cash items generated by IMTT decreased to $221.5 million, down 9.4% versus the comparable period in 2017, as a result of lower earnings stemming from contract non-renewals and lower deferred revenue.

•	Atlantic Aviation generated Adjusted Proportionately Combined EBITDA excluding non-cash items of $65.0 million in the third quarter, up 2.3% versus the prior comparable quarter, driven by contributions from acquisitions of fixed base operations and increased hangar rental income. The modest year over year increase reflects the absence of a number of events that were beneficial to Atlantic Aviation’s results in 2017 as well as airport-led runway maintenance and flight/landing restrictions at several of airports on which the business operates in 2018. Through the nine months ended September 30, 2018, Adjusted Proportionately Combined EBITDA excluding non-cash items generated by Atlantic Aviation increased to $196.2 million, up 5.6% compared with the same period in 2017.

•	Contracted Power generated Adjusted Proportionately Combined EBITDA excluding non-cash items of $37.4 million in the third quarter, up 14.0% versus the prior comparable quarter, as a result of contributions related to the expansion of the BEC power generation facility (BEC II) and improved operating conditions for the Company’s portfolio of wind and solar power generation assets. Through the nine months ended September 30, 2018, Adjusted Proportionately Combined EBITDA excluding non-cash items generated by Contracted Power increased to $91.5 million, up 18.7% compared with the same period in 2017.
•	MIC Hawaii generated EBITDA of $(5.1) million in the third quarter including $17.1 million of write-downs related to CPI and $12.0 million excluding those write-downs. The segment results reflect higher expenses at CPI and lower non-utility margins at Hawaii Gas partially offset by increased utility margins at Hawaii Gas as a result of a rate increase authorized under an interim Decision and Order from the Hawaii Public Utilities Commission in June. Through the nine months ended September 30, 2018, EBITDA generated by MIC Hawaii was $21.2 million and $38.3 million including and excluding the impact of the write-downs, respectively.

MIC has entered into an agreement to sell CPI for a nominal amount in a transaction that is expected to close in the fourth quarter of 2018.

•	The Company’s Corporate and Other segment includes primarily fees payable to the MIC’s Manager, professional fees and costs associated with being a public company. The segment generated Adjusted Proportionately Combined EBITDA excluding non-cash items of $(6.9) million, compared with $(6.1) million in the prior comparable quarter, primarily as a result of higher professional fees. Through the nine months ended September 30, 2018, Adjusted Proportionately Combined EBITDA excluding non-cash items generated by the Corporate and Other segment was flat with the same period in 2017.

Strategic Initiatives

Sale of Bayonne Energy Center

•	Successful closing of the sale of BEC on October 12, 2018
•	Receipt of $657.4 million in cash, transfer of $243.5 million of BEC debt to purchaser
•	Net proceeds after transaction related expenses used to repay the majority of outstanding balances on all revolving credit facilities
•	Other than $150.0 million paid down at IMTT, revolving credit facilities may be redrawn to fund growth capital agenda
•	Sale and debt repayment substantially improves balance sheet strength and financial flexibility

Repurposing of Existing Capacity at IMTT

•	Repurposing up to 3.0 million barrels of storage capacity on the Lower Mississippi River
•	Converting capacity away heavy and residual oil to gasoline and distillates, chemicals and vegetable and/or tropical oils
•	Approximately 1.3 million barrels of storage capacity being repurposed in 2018
•	600,000 repurposed barrels expected to be in service prior to year-end

Repositioning of IMTT with Additional Capacity and Capability

•	Expect to deploy approximately $15.0 million in 2018 on projects that will add new storage capacity and/or improve terminal capability
•	Expected to invest approximately $80.0 million in the additional capacity, dock and new truck rack capability
º	Pending a final investment decision by Methanex on the development of additional methanol production capability (expected mid-2019), IMTT will construct 714,000 barrels of storage capacity at its Geismar Chemical Logistics facility for Methanex

º	Committed to construction of an additional dock at its terminal in Geismar, LA to be in service in late 2019 supporting existing operations and potential expansion opportunities
º	Committed to the construction of an automated, multi-user, six bay truck loading facility for petroleum and biodiesel products at its terminal in Bayonne, NJ to be in service in late 2019

Portfolio and Capital Management

•	MIC expects to deploy approximately $200.0 million in 2018 on growth projects and “bolt-on” acquisitions and has deployed, or committed to deploy, approximately $130.0 million to date:
º	acquisition of a fixed base operation by Atlantic Aviation
º	completion of additional thermal power generating capacity at BEC
º	development of additional capacity and capability at IMTT
•	MIC has exited certain smaller, non-core businesses in 2018 and has launched a process to sell the majority of its operating wind and solar facilities
º	Sale and redeployment of proceeds from wind and solar facilities expected to maximize value relative to expanding portfolio through acquisition
º	Company expects to retain its solar facility in Hawaii and to maintain existing relationships with developers of renewable power projects
º	Sale process expected to conclude in the second quarter in 2019
•	Including BEC, MIC has exited businesses and terminated projects that have generated more than $700 million in cash proceeds and deconsolidated $243.5 million of debt
º	Transactions consistent with strategic priority of rationalizing portfolio, strengthening balance sheet and increasing financial flexibility

Segment EBITDA Guidance

MIC adjusted its guidance for the generation of Adjusted Proportionately Combined EBITDA excluding non-cash items in 2018 following the July 29 announcement of the sale of BEC and the expected early fourth quarter closing of the sale. Segment level Adjusted Proportionately Combined EBITDA excluding non-cash items guidance has been further refined to account for sales of other businesses and the receipt of the Company’s share of development profits related to a renewable power project.

MIC’s guidance for full-year Adjusted Proportionately Combined EBITDA excluding non-cash items from each of its IMTT, Atlantic Aviation and Corporate/Other segments is unchanged from the second quarter. MIC now expects the Adjusted Proportionately Combined EBITDA excluding non-cash items contribution from Contracted Power for the full year 2018 to increase to between $85.0 and $95.0 million from between $80.0 million and $90.0 million.

MIC Hawaii is expected to generate EBITDA of between $38.0 and $48.0 million including the impact of the write-down of the Company’s investment in CPI. Excluding the impact of the write-down, EBITDA is expected to be in a range of between $55.0 and $60.0 million.

MIC continues to expect that its businesses will generate aggregate Adjusted Proportionately Combined EBITDA excluding non-cash items for the full year 2018 of between $670.0 and $705.0 million.

IMTT:	$285 – $295 million
Atlantic Aviation:	$265 – $275 million
Contracted Power:	$85 – $95 million
MIC Hawaii, including negative cont. from CPI:	$55 – $60 million
Corporate/Other:	$(20) – $(20) million

Summary Financial Information

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Net income	$21,376	$36,173	(14,797)	(40.9)	$104,450	$94,836	9,614	10.1
Weighted average number of shares outstanding: basic	85,378,088	83,644,806	1,733,282	2.1	85,095,956	82,743,285	2,352,671	2.8
Net income per share attributable to MIC	$0.25	$0.48	(0.23)	(47.9)	$1.61	$1.23	0.38	30.9
Cash provided by operating activities(1)	147,051	149,723	(2,672)	(1.8)	413,053	398,360	14,693	3.7
MIC Non-GAAP Metrics
EBITDA excluding non-cash items(2)	$159,796	$182,684	(22,888)	(12.5)	$509,650	$533,923	(24,273)	(4.5)
Shared service implementation costs(3)	—	1,402	(1,402)	(100.0)	—	6,847	(6,847)	(100.0)
CPI investment adjustment(3)	17,083	—	17,083	NM	17,083	—	17,083	NM
Investment and acquisition/disposition costs(3)	1,878	3,023	(1,145)	(37.9)	7,473	7,873	(400)	(5.1)
Adjusted EBITDA excluding non-cash items(3)	$178,757	$187,109	(8,352)	(4.5)	$534,206	$548,643	(14,437)	(2.6)
Cash interest(4)	$(32,456)	$(27,151)	(5,305)	(19.5)	$(94,058)	$(79,435)	(14,623)	(18.4)
Cash taxes	(3,076)	(2,154)	(922)	(42.8)	(10,659)	(8,493)	(2,166)	(25.5)
Maintenance capital expenditures	(13,372)	(12,106)	(1,266)	(10.5)	(32,724)	(23,062)	(9,662)	(41.9)
Noncontrolling interest(5)	(2,394)	(1,308)	(1,086)	(83.0)	(6,773)	(5,223)	(1,550)	(29.7)
Adjusted Free Cash Flow(3)	$127,459	$144,390	(16,931)	(11.7)	$389,992	$432,430	(42,438)	(9.8)

NM — Not meaningful.

(1)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2018.
(2)	EBITDA excluding non-cash items is calculated as net income before interest expense, taxes, depreciation and amortization expense, management fees, pension expense and other non-cash (income) expense recorded in the consolidated statement of operations. See below for reconciliation of net income (loss) to EBITDA excluding non-cash items.
(3)	Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow excludes costs relating to certain investment and acquisition/disposition activities during 2018 and 2017. Adjusted EBITDA excluding non-cash item and Adjusted Free Cash Flow excludes the write-down of our investment in CPI for 2018, and excludes implementation costs relating to our shared services center for 2017.
(4)	Cash interest is calculated as interest expense, net, excluding the impact of non-cash adjustments for unrealized (gains) losses from derivative instruments, amortization of deferred financing costs and the amortization of debt discount recorded in the consolidated statement of operations.
(5)	Noncontrolling interest adjustment represents the portion of Free Cash Flow not attributable to MIC’s ownership interest.

Conference Call and Webcast

When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, November 1, 2018 during which management will review and comment on the third quarter 2018 results.

How: To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.

Supplemental Materials: MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on November 1, 2018 through midnight on November 7, 2018, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 3055347. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; entities comprising an energy services, production and distribution segment, MIC Hawaii; and entities comprising a Contracted Power segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items, Free Cash Flow and certain proportionately combined financial metrics. Proportionately combined financial metrics, including Free Cash Flow, reflect MIC’s proportionate interest in its wind and solar facilities.

MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

Given MIC’s varied ownership levels in its CP and MIC Hawaii segments, together with obligations to report the results of these businesses on a consolidated basis, GAAP measures such as net income (loss) do not fully reflect all of the items management considers in assessing the amount of cash generated based on its ownership interest in its businesses. The Company notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of financial results reported under GAAP.

The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash interest, tax payments and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital.

Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) amortization of tolling liabilities; (vi) gains (losses) on disposal of assets, and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.

In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See tables below for a reconciliation of EBITDA excluding non-cash items and EBITDA excluding non-cash items, to Net Income (loss) and a reconciliation of Free Cash Flow to cash from operating activities.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

In some cases, specific capital expenditures contain characteristics of both maintenance and growth capital expenditures. MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investors Jay A. Davis Investor Relations MIC 212-231-1825	Media Melissa McNamara Corporate Communications MIC 212-231-1667

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,162	$47,121
Restricted cash	41,238	24,963
Accounts receivable, less allowance for doubtful accounts of $1,114 and $895, respectively	130,777	158,152
Inventories	30,807	36,955
Prepaid expenses	9,329	14,685
Fair value of derivative instruments	17,510	11,965
Other current assets	13,040	13,804
Assets held for sale(1)	971,934	—
Total current assets	1,264,797	307,645
Property, equipment, land and leasehold improvements, net	3,753,291	4,659,614
Investment in unconsolidated business	9,296	9,526
Goodwill	2,043,800	2,068,668
Intangible assets, net	813,348	914,098
Fair value of derivative instruments	26,958	24,455
Other noncurrent assets	26,980	24,945
Total assets	$7,938,470	$8,008,951
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$4,474	$5,577
Accounts payable	54,628	60,585
Accrued expenses	83,424	89,496
Current portion of long-term debt	392,903	50,835
Fair value of derivative instruments	534	1,710
Other current liabilities	52,089	47,762
Liabilities held for sale(1)	299,659	—
Total current liabilities	887,711	255,965
Long-term debt, net of current portion	3,009,008	3,530,311
Deferred income taxes	656,708	632,070
Fair value of derivative instruments	1,174	4,668
Tolling agreements – noncurrent	—	52,595
Other noncurrent liabilities	187,957	182,639
Total liabilities	4,742,558	4,658,248
Commitments and contingencies	—	—

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS – (continued)
($ in Thousands, Except Share Data)

	September 30, 2018	December 31, 2017
	(Unaudited)
Stockholders’ equity(2):
Common stock ($0.001 par value; 500,000,000 authorized; 85,550,576 shares issued and outstanding at September 30, 2018 and 84,733,957 shares issued and outstanding at December 31, 2017)	$86	$85
Additional paid in capital	1,585,328	1,840,033
Accumulated other comprehensive loss	(32,085)	(29,993)
Retained earnings	1,480,471	1,343,567
Total stockholders’ equity	3,033,800	3,153,692
Noncontrolling interests	162,112	197,011
Total equity	3,195,912	3,350,703
Total liabilities and equity	$7,938,470	$8,008,951

(1)	See Note 2, “Basis of Presentation”, for further discussion on assets and liabilities held for sale.
(2)	The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share. At September 30, 2018 and December 31, 2017, no preferred stock were issued or outstanding. The Company had 100 shares of special stock issued and outstanding to its Manager at September 30, 2018 and December 31, 2017.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Share and Per Share Data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Service revenue	$361,031	$358,220	$1,139,637	$1,067,069
Product revenue	112,249	94,841	313,279	276,439
Total revenue	473,280	453,061	1,452,916	1,343,508
Costs and expenses
Cost of services	166,694	153,218	533,889	455,038
Cost of product sales	47,823	35,669	148,372	123,143
Selling, general and administrative	86,487	84,898	262,371	244,817
Fees to Manager-related party	12,333	17,954	36,113	54,610
Goodwill impairment	3,215	—	3,215	—
Depreciation	56,924	58,009	179,368	172,753
Amortization of intangibles	20,030	17,329	55,470	50,920
Total operating expenses	393,506	367,077	1,218,798	1,101,281
Operating income	79,774	85,984	234,118	242,227
Other income (expense)
Interest income	113	54	304	129
Interest expense(1)	(32,616)	(29,291)	(81,693)	(90,129)
Other (expense) income, net	(18,011)	4,973	(11,721)	7,893
Net income before income taxes	29,260	61,720	141,008	160,120
Provision for income taxes	(7,884)	(25,547)	(36,558)	(65,284)
Net income	$21,376	$36,173	$104,450	$94,836
Less: net loss attributable to noncontrolling interests	(328)	(3,922)	(32,454)	(7,294)
Net income attributable to MIC	$21,704	$40,095	$136,904	$102,130
Basic income per share attributable to MIC	$0.25	$0.48	$1.61	$1.23
Weighted average number of shares outstanding: basic	85,378,088	83,644,806	85,095,956	82,743,285
Diluted income per share attributable to MIC	$0.25	$0.48	$1.61	$1.23
Weighted average number of shares outstanding: diluted	85,398,566	87,916,538	85,109,213	82,752,800
Cash dividends declared per share	$1.00	$1.42	$3.00	$4.12

(1)	Interest expense includes gains on derivative instruments of $4.8 million and $25.8 million for the quarter and nine months ended September 30, 2018, respectively. For the quarter and nine months ended September 30, 2017, interest expense includes losses on derivative instruments of $162,000 and $6.9 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Nine Months Ended September 30,
	2018	2017(1)
Operating activities
Net income	$104,450	$94,836
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash goodwill impairment	3,215	—
Depreciation and amortization of property and equipment	179,368	172,753
Amortization of intangible assets	55,470	50,920
Amortization of debt financing costs	7,430	6,464
Amortization of debt discount	2,710	2,377
Adjustments to derivative instruments	(19,782)	3,414
Fees to Manager-related party	36,113	54,610
Deferred taxes	25,899	56,791
Pension expense	6,284	6,481
Other non-cash expense (income), net(2)	14,359	(2,651)
Changes in other assets and liabilities, net of acquisitions/dispositions:
Accounts receivable	6,200	(18,938)
Inventories	(2,003)	(4,563)
Prepaid expenses and other current assets	2,605	(7,040)
Due to Manager-related party	155	(178)
Accounts payable and accrued expenses	4,896	(4,444)
Income taxes payable	654	(1,223)
Other, net	(14,970)	(11,249)
Net cash provided by operating activities	413,053	398,360
Investing activities
Acquisitions of businesses and investments, net of cash acquired	(12,515)	(208,377)
Purchases of property and equipment	(159,037)	(234,833)
Loan to project developer	(17,800)	(18,675)
Loan repayment from project developer	16,561	6,604
Proceeds from sale of business, net of cash divested	41,038	—
Other, net	467	179
Net cash used in investing activities	(131,286)	(455,102)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Thousands)

	Nine Months Ended September 30,
	2018	2017(1)
Financing activities
Proceeds from long-term debt	$275,500	$585,500
Payment of long-term debt	(223,529)	(200,722)
Proceeds from the issuance of shares	—	5,699
Dividends paid to common stockholders	(292,715)	(332,867)
Contributions received from noncontrolling interests	567	102
Distributions paid to noncontrolling interests	(3,028)	(2,962)
Offering and equity raise costs paid	(35)	(355)
Debt financing costs paid	(2,874)	(447)
Payment of capital lease obligations	(87)	(366)
Net cash (used in) provided by financing activities	(246,201)	53,582
Effect of exchange rate changes on cash and cash equivalents	(442)	449
Net change in cash, cash equivalents and restricted cash	35,124	(2,711)
Cash, cash equivalents and restricted cash, beginning of period	72,084	61,257
Cash, cash equivalents and restricted cash, end of period	$107,208	$58,546
Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued equity offering costs	$83	$97
Accrued financing costs	$—	$21
Accrued purchases of property and equipment	$23,801	$33,184
Issuance of shares to Manager	$37,372	$54,927
Issuance of shares to independent directors	$750	$681
Issuance of shares for acquisition of business	$—	$125,000
Conversion of convertible senior notes to shares	$6	$17
Distributions payable to noncontrolling interests	$5	$32
Taxes paid, net	$10,991	$9,810
Interest paid	$91,200	$82,108

(1)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2018.
(2)	Other non-cash expense (income), net, includes the write-down of the Company’s investment in the design-build mechanical contractor business for the nine months ended September 30, 2018.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated condensed balance sheets that sum to the total of the same amounts presented in the consolidated condensed statements of cash flows:

	As of September 30,
	2018	2017
Cash and cash equivalents	$50,162	$35,737
Restricted cash – current	41,238	22,809
Restricted cash held for sale(3)	15,808	—
Total of cash, cash equivalents and restricted cash shown in the consolidated condensed statement of cash flows	$107,208	$58,546

(3)	Represents restricted cash related to BEC, which were classified as held for sale at September 30, 2018. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2018, for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$361,031	$358,220	2,811	0.8	$1,139,637	$1,067,069	72,568	6.8
Product revenue	112,249	94,841	17,408	18.4	313,279	276,439	36,840	13.3
Total revenue	473,280	453,061	20,219	4.5	1,452,916	1,343,508	109,408	8.1
Costs and expenses
Cost of services	166,694	153,218	(13,476)	(8.8)	533,889	455,038	(78,851)	(17.3)
Cost of product sales	47,823	35,669	(12,154)	(34.1)	148,372	123,143	(25,229)	(20.5)
Selling, general and administrative	86,487	84,898	(1,589)	(1.9)	262,371	244,817	(17,554)	(7.2)
Fees to Manager-related party	12,333	17,954	5,621	31.3	36,113	54,610	18,497	33.9
Goodwill impairment	3,215	—	(3,215)	NM	3,215	—	(3,215)	NM
Depreciation	56,924	58,009	1,085	1.9	179,368	172,753	(6,615)	(3.8)
Amortization of intangibles	20,030	17,329	(2,701)	(15.6)	55,470	50,920	(4,550)	(8.9)
Total operating expenses	393,506	367,077	(26,429)	(7.2)	1,218,798	1,101,281	(117,517)	(10.7)
Operating income	79,774	85,984	(6,210)	(7.2)	234,118	242,227	(8,109)	(3.3)
Other income (expense)
Interest income	113	54	59	109.3	304	129	175	135.7
Interest expense(1)	(32,616)	(29,291)	(3,325)	(11.4)	(81,693)	(90,129)	8,436	9.4
Other (expense) income, net	(18,011)	4,973	(22,984)	NM	(11,721)	7,893	(19,614)	NM
Net income before income taxes	29,260	61,720	(32,460)	(52.6)	141,008	160,120	(19,112)	(11.9)
Provision for income taxes	(7,884)	(25,547)	17,663	69.1	(36,558)	(65,284)	28,726	44.0
Net income	$21,376	$36,173	(14,797)	(40.9)	$104,450	$94,836	9,614	10.1
Less: net loss attributable to noncontrolling interests	(328)	(3,922)	(3,594)	(91.6)	(32,454)	(7,294)	25,160	NM
Net income attributable to MIC	$21,704	$40,095	(18,391)	(45.9)	$136,904	$102,130	34,774	34.0
Basic income per share attributable to MIC	$0.25	$0.48	(0.23)	(47.9)	$1.61	$1.23	0.38	30.9
Weighted average number of shares outstanding: basic	85,378,088	83,644,806	1,733,282	2.1	85,095,956	82,743,285	2,352,671	2.8

NM — Not meaningful

(1)	Interest expense includes gains on derivative instruments of $4.8 million and $25.8 million for the quarter and nine months ended September 30, 2018, respectively. For the quarter and nine months ended September 30, 2017, interest expense includes losses on derivative instruments of $162,000 and $6.9 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands) (Unaudited)
Net income	$21,376	$36,173			$104,450	$94,836
Interest expense, net(1)	32,503	29,237			81,389	90,000
Provision for income taxes	7,884	25,547			36,558	65,284
Goodwill impairment	3,215	—			3,215	—
Depreciation	56,924	58,009			179,368	172,753
Amortization of intangibles	20,030	17,329			55,470	50,920
Fees to Manager-related party	12,333	17,954			36,113	54,610
Pension expense(2)	2,094	2,160			6,284	6,481
Other non-cash expense (income), net(3)	3,437	(3,725)			6,803	(961)
EBITDA excluding non-cash items	$159,796	$182,684	(22,888)	(12.5)	$509,650	$533,923	(24,273)	(4.5)
EBITDA excluding non-cash items	$159,796	$182,684			$509,650	$533,923
Interest expense, net(1)	(32,503)	(29,237)			(81,389)	(90,000)
Adjustments to derivative instruments recorded in interest expense(1)	(3,054)	(959)			(22,809)	1,724
Amortization of debt financing costs(1)	2,191	2,163			7,430	6,464
Amortization of debt discount(1)	910	882			2,710	2,377
Provision for current income taxes	(3,076)	(2,154)			(10,659)	(8,493)
Changes in working capital(4)	22,787	(3,656)			8,120	(47,635)
Cash provided by operating activities	147,051	149,723			413,053	398,360
Changes in working capital(4)	(22,787)	3,656			(8,120)	47,635
Maintenance capital expenditures	(13,372)	(12,106)			(32,724)	(23,062)
Free cash flow	$110,892	$141,273	(30,381)	(21.5)	$372,209	$422,933	(50,724)	(12.0)

(1)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to the disposal of assets. Other non-cash expense (income), net, also includes the write-down of our investment in CPI for the quarter and nine months ended September 30, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2018.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO
PROPORTIONATELY COMBINED FREE CASH FLOW

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands) (Unaudited)
Free Cash Flow – Consolidated basis	$110,892	$141,273	(30,381)	(21.5)	$372,209	$422,933	(50,724)	(12.0)
100% of Contracted Power Free Cash Flow included in consolidated Free Cash Flow	(30,865)	(25,970)			(71,365)	(56,513)
MIC’s share of Contracted Power Free Cash Flow	28,474	24,667			64,600	51,300
100% of MIC Hawaii Free Cash Flow included in consolidated Free Cash Flow	11,342	(8,137)			(6,634)	(32,368)
MIC’s share of MIC Hawaii Free Cash Flow	(11,345)	8,132			6,626	32,358
Free Cash Flow – Proportionately Combined basis	$108,498	$139,965	(31,467)	(22.5)	$365,436	$417,710	(52,274)	(12.5)

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY/(USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	118,229	134,167	(15,938)	(11.9)	386,981	410,128	(23,147)	(5.6)
Cost of services	43,864	48,982	5,118	10.4	148,005	148,052	47	0.0
Selling, general and administrative expenses	7,565	9,104	1,539	16.9	24,685	25,627	942	3.7
Depreciation and amortization	32,683	31,511	(1,172)	(3.7)	98,702	93,826	(4,876)	(5.2)
Operating income	34,117	44,570	(10,453)	(23.5)	115,589	142,623	(27,034)	(19.0)
Interest expense, net(1)	(11,677)	(10,187)	(1,490)	(14.6)	(30,349)	(30,707)	358	1.2
Other income, net	414	794	(380)	(47.9)	864	1,954	(1,090)	(55.8)
Provision for income taxes	(6,422)	(14,422)	8,000	55.5	(24,195)	(46,686)	22,491	48.2
Net income	16,432	20,755	(4,323)	(20.8)	61,909	67,184	(5,275)	(7.9)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	16,432	20,755			61,909	67,184
Interest expense, net(1)	11,677	10,187			30,349	30,707
Provision for income taxes	6,422	14,422			24,195	46,686
Depreciation and amortization	32,683	31,511			98,702	93,826
Pension expense(2)	1,914	1,883			5,737	5,649
Other non-cash expense, net	207	178			611	315
EBITDA excluding non-cash items	69,335	78,936	(9,601)	(12.2)	221,503	244,367	(22,864)	(9.4)
EBITDA excluding non-cash items	69,335	78,936			221,503	244,367
Interest expense, net(1)	(11,677)	(10,187)			(30,349)	(30,707)
Adjustments to derivative instruments recorded in interest expense(1)	(870)	(524)			(6,263)	(257)
Amortization of debt financing costs(1)	411	413			1,234	1,236
Benefit (provision) for current income taxes	2,593	344			(6,059)	(3,069)
Changes in working capital	(721)	3,732			9,913	(12,413)
Cash provided by operating activities	59,071	72,714			189,979	199,157
Changes in working capital	721	(3,732)			(9,913)	12,413
Maintenance capital expenditures	(8,863)	(8,116)			(21,335)	(13,563)
Free cash flow	50,929	60,866	(9,937)	(16.3)	158,731	198,007	(39,276)	(19.8)

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

Atlantic Aviation

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	234,908	211,457	23,451	11.1	715,041	621,149	93,892	15.1
Cost of services (exclusive of depreciation and amortization shown separately below)	113,077	92,106	(20,971)	(22.8)	345,764	272,985	(72,779)	(26.7)
Gross margin	121,831	119,351	2,480	2.1	369,277	348,164	21,113	6.1
Selling, general and administrative expenses	57,146	57,026	(120)	(0.2)	173,802	163,512	(10,290)	(6.3)
Depreciation and amortization	25,582	25,286	(296)	(1.2)	78,020	73,894	(4,126)	(5.6)
Operating income	39,103	37,039	2,064	5.6	117,455	110,758	6,697	6.0
Interest expense, net(1)	(5,290)	(4,295)	(995)	(23.2)	(9,601)	(13,648)	4,047	29.7
Other expense, net	(20)	(14)	(6)	(42.9)	(519)	(119)	(400)	NM
Provision for income taxes	(9,058)	(11,139)	2,081	18.7	(28,769)	(36,766)	7,997	21.8
Net income	24,735	21,591	3,144	14.6	78,566	60,225	18,341	30.5
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	24,735	21,591			78,566	60,225
Interest expense, net(1)	5,290	4,295			9,601	13,648
Provision for income taxes	9,058	11,139			28,769	36,766
Depreciation and amortization	25,582	25,286			78,020	73,894
Pension expense(2)	5	5			16	15
Other non-cash expense, net	323	1,212			1,232	1,252
EBITDA excluding non-cash items	64,993	63,528	1,465	2.3	196,204	185,800	10,404	5.6
EBITDA excluding non-cash items	64,993	63,528			196,204	185,800
Interest expense, net(1)	(5,290)	(4,295)			(9,601)	(13,648)
Convertible senior notes interest(3)	(2,013)	(2,012)			(6,038)	(5,769)
Adjustments to derivative instruments recorded in interest expense(1)	(354)	464			(5,798)	3,150
Amortization of debt financing costs(1)	280	284			842	819
Provision for current income taxes	(5,729)	(1,208)			(19,469)	(5,810)
Changes in working capital	6,313	(1,335)			16,904	(6,667)
Cash provided by operating activities	58,200	55,426			173,044	157,875
Changes in working capital	(6,313)	1,335			(16,904)	6,667
Maintenance capital expenditures	(2,191)	(2,165)			(5,300)	(5,071)
Free cash flow	49,696	54,596	(4,900)	(9.0)	150,840	159,471	(8,631)	(5.4)

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Represents the cash interest expense reclassified from MIC Corporate related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

Contracted Power

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	52,450	42,445	10,005	23.6	129,140	110,681	18,459	16.7
Cost of product sales	8,744	5,171	(3,573)	(69.1)	20,443	15,528	(4,915)	(31.7)
Selling, general and administrative expenses	8,204	6,909	(1,295)	(18.7)	23,226	18,318	(4,908)	(26.8)
Depreciation and amortization	8,026	14,830	6,804	45.9	38,072	45,031	6,959	15.5
Operating income	27,476	15,535	11,941	76.9	47,399	31,804	15,595	49.0
Interest expense, net(1)	(4,944)	(6,281)	1,337	21.3	(10,661)	(20,431)	9,770	47.8
Other income, net	3,448	4,334	(886)	(20.4)	11,174	6,440	4,734	73.5
Provision for income taxes	(7,852)	(6,337)	(1,515)	(23.9)	(12,456)	(8,209)	(4,247)	(51.7)
Net income	18,128	7,251	10,877	150.0	35,456	9,604	25,852	NM
Less: net loss attributable to noncontrolling interest	(260)	(3,890)	(3,630)	(93.3)	(32,319)	(7,223)	25,096	NM
Net income attributable to MIC	18,388	11,141	7,247	65.0	67,775	16,827	50,948	NM
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	18,128	7,251			35,456	9,604
Interest expense, net(1)	4,944	6,281			10,661	20,431
Provision for income taxes	7,852	6,337			12,456	8,209
Depreciation and amortization	8,026	14,830			38,072	45,031
Other non-cash income, net(2)	(1,574)	(1,914)			(5,152)	(6,170)
EBITDA excluding non-cash items	37,376	32,785	4,591	14.0	91,493	77,105	14,388	18.7
EBITDA excluding non-cash items	37,376	32,785			91,493	77,105
Interest expense, net(1)	(4,944)	(6,281)			(10,661)	(20,431)
Adjustments to derivative instruments recorded in interest expense(1)	(1,863)	(922)			(10,011)	(1,282)
Amortization of debt financing costs(1)	380	379			1,138	1,137
(Provision) benefit for current income taxes	(84)	9			(154)	6
Changes in working capital(3)	(5,615)	(565)			(17,390)	(8,771)
Cash provided by operating activities	25,250	25,405			54,415	47,764
Changes in working capital(3)	5,615	565			17,390	8,771
Maintenance capital expenditures	—	—			(440)	(22)
Free cash flow	30,865	25,970	4,895	18.8	71,365	56,513	14,852	26.3

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Other non-cash income, net, primarily includes amortization of tolling liabilities. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(3)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2018.

MIC Hawaii

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	59,799	52,396	7,403	14.1	184,139	165,758	18,381	11.1
Service revenue	9,122	13,826	(4,704)	(34.0)	41,306	39,476	1,830	4.6
Total revenue	68,921	66,222	2,699	4.1	225,445	205,234	20,211	9.8
Cost of product sales (exclusive of depreciation and amortization shown separately below)	39,079	30,498	(8,581)	(28.1)	127,929	107,615	(20,314)	(18.9)
Cost of services (exclusive of depreciation and amortization shown separately below)	9,753	12,131	2,378	19.6	40,120	34,015	(6,105)	(17.9)
Cost of revenue – total	48,832	42,629	(6,203)	(14.6)	168,049	141,630	(26,419)	(18.7)
Gross margin	20,089	23,593	(3,504)	(14.9)	57,396	63,604	(6,208)	(9.8)
Selling, general and administrative expenses	7,650	6,874	(776)	(11.3)	22,853	19,729	(3,124)	(15.8)
Goodwill impairment	3,215	—	(3,215)	NM	3,215	—	(3,215)	NM
Depreciation and amortization	10,489	3,711	(6,778)	(182.6)	19,540	10,922	(8,618)	(78.9)
Operating (loss) income	(1,265)	13,008	(14,273)	(109.7)	11,788	32,953	(21,165)	(64.2)
Interest expense, net(1)	(2,069)	(1,877)	(192)	(10.2)	(5,246)	(5,795)	549	9.5
Other expense, net	(21,923)	(141)	(21,782)	NM	(23,236)	(382)	(22,854)	NM
Benefit (provision) for income taxes	7,299	(4,830)	12,129	NM	4,350	(10,772)	15,122	140.4
Net (loss) income	(17,958)	6,160	(24,118)	NM	(12,344)	16,004	(28,348)	(177.1)
Less: net loss attributable to noncontrolling interests	(68)	(32)	36	112.5	(135)	(71)	64	90.1
Net (loss) income attributable to MIC	(17,890)	6,192	(24,082)	NM	(12,209)	16,075	(28,284)	(176.0)
Reconciliation of net (loss) income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net (loss) income	(17,958)	6,160			(12,344)	16,004
Interest expense, net(1)	2,069	1,877			5,246	5,795
(Benefit) provision for income taxes	(7,299)	4,830			(4,350)	10,772
Goodwill impairment	3,215	—			3,215	—
Depreciation and amortization	10,489	3,711			19,540	10,922
Pension expense(2)	128	272			383	817
Other non-cash expense (income), net(3)	4,303	(3,360)			9,548	3,108
EBITDA excluding non-cash items	(5,053)	13,490	(18,543)	(137.5)	21,238	47,418	(26,180)	(55.2)
EBITDA excluding non-cash items	(5,053)	13,490			21,238	47,418
Interest expense, net(1)	(2,069)	(1,877)			(5,246)	(5,795)
Adjustments to derivative instruments recorded in interest expense(1)	33	23			(737)	113
Amortization of debt financing costs(1)	97	99			289	303
Provision for current income taxes	(2,032)	(1,773)			(3,261)	(5,265)
Changes in working capital(4)	22,570	(2,554)			16,420	(13,093)
Cash provided by operating activities	13,546	7,408			28,703	23,681
Changes in working capital(4)	(22,570)	2,554			(16,420)	13,093
Maintenance capital expenditures	(2,318)	(1,825)			(5,649)	(4,406)
Free cash flow	(11,342)	8,137	(19,479)	NM	6,634	32,368	(25,734)	(79.5)

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

MIC Hawaii – (continued)

(3)	Other non-cash expense (income), net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to the disposal of assets. Other non-cash expense (income), net, also includes the write-down of our investment in CPI for the quarter and nine months ended September 30, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2018.

Corporate and Other

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Fees to Manager-related party	12,333	17,954	5,621	31.3	36,113	54,610	18,497	33.9
Selling, general and administrative expenses(1)	7,150	6,214	(936)	(15.1)	21,496	21,301	(195)	(0.9)
Depreciation	174	—	(174)	NM	504	—	(504)	NM
Operating loss	(19,657)	(24,168)	4,511	18.7	(58,113)	(75,911)	17,798	23.4
Interest expense, net(2)	(8,523)	(6,597)	(1,926)	(29.2)	(25,532)	(19,419)	(6,113)	(31.5)
Other income (expense), net	70	—	70	NM	(4)	—	(4)	NM
Benefit for income taxes	8,149	11,181	(3,032)	(27.1)	24,512	37,149	(12,637)	(34.0)
Net loss	(19,961)	(19,584)	(377)	(1.9)	(59,137)	(58,181)	(956)	(1.6)
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(19,961)	(19,584)			(59,137)	(58,181)
Interest expense, net(2)	8,523	6,597			25,532	19,419
Benefit for income taxes	(8,149)	(11,181)			(24,512)	(37,149)
Depreciation	174	—			504	—
Fees to Manager-related party	12,333	17,954			36,113	54,610
Pension expense(3)	47	—			148	—
Other non-cash expense, net	178	159			564	534
EBITDA excluding non-cash items	(6,855)	(6,055)	(800)	(13.2)	(20,788)	(20,767)	(21)	(0.1)
EBITDA excluding non-cash items	(6,855)	(6,055)			(20,788)	(20,767)
Interest expense, net(2)	(8,523)	(6,597)			(25,532)	(19,419)
Convertible senior notes interest(4)	2,013	2,012			6,038	5,769
Amortization of debt financing costs(2)	1,023	988			3,927	2,969
Amortization of debt discount(2)	910	882			2,710	2,377
Benefit for current income taxes	2,176	474			18,284	5,645
Changes in working capital	240	(2,934)			(17,727)	(6,691)
Cash used in operating activities	(9,016)	(11,230)			(33,088)	(30,117)
Changes in working capital	(240)	2,934			17,727	6,691
Free cash flow	(9,256)	(8,296)	(960)	(11.6)	(15,361)	(23,426)	8,065	34.4

NM — Not meaningful

(1)	For the quarter and nine months ended September 30, 2018, selling, general and administrative expenses included $1.9 million and $7.5 million, respectively, of costs incurred in connection with the evaluation of various investment and acquisition/disposition opportunities, compared with $3.0 million and $7.9 million, respectively, for the quarter and nine months ended September 30, 2017. For the quarter and nine months ended September 30, 2017, selling, general and administrative expenses also included $1.4 million and $6.8 million, respectively, of costs related to the implementation of a shared service center.
(2)	Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES TO PROPORTIONATELY COMBINED FREE CASH FLOW

	For the Quarter Ended September 30, 2018
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	16,432	24,735	17,252	(17,958)	(19,961)	20,500	18,128	(17,958)
Interest expense, net(3)	11,677	5,290	4,373	2,068	8,523	31,931	4,944	2,069
Provision (benefit) for income taxes	6,422	9,058	7,852	(7,299)	(8,149)	7,884	7,852	(7,299)
Goodwill impairment	—	—	—	3,215	—	3,215	—	3,215
Depreciation and amortization	32,683	25,582	6,186	10,485	174	75,110	8,026	10,489
Fees to Manager-related party	—	—	—	—	12,333	12,333	—	—
Pension expense(4)	1,914	5	—	128	47	2,094	—	128
Other non-cash expense (income), net(5)	207	323	(1,522)	4,303	178	3,489	(1,574)	4,303
EBITDA excluding non-cash items	69,335	64,993	34,141	(5,058)	(6,855)	156,556	37,376	(5,053)
EBITDA excluding non-cash items	69,335	64,993	34,141	(5,058)	(6,855)	156,556	37,376	(5,053)
Interest expense, net(3)	(11,677)	(5,290)	(4,373)	(2,068)	(8,523)	(31,931)	(4,944)	(2,069)
Convertible senior notes interest(6)	—	(2,013)	—	—	2,013	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(870)	(354)	(1,571)	34	—	(2,761)	(1,863)	33
Amortization of debt financing costs(3)	411	280	361	97	1,023	2,172	380	97
Amortization of debt discount(3)	—	—	—	—	910	910	—	—
Benefit (provision) for current income taxes	2,593	(5,729)	(84)	(2,032)	2,176	(3,076)	(84)	(2,032)
Changes in working capital	(721)	6,313	(5,450)	22,570	240	22,952	(5,615)	22,570
Cash provided by (used in) operating activities	59,071	58,200	23,024	13,543	(9,016)	144,822	25,250	13,546
Changes in working capital	721	(6,313)	5,450	(22,570)	(240)	(22,952)	5,615	(22,570)
Maintenance capital expenditures	(8,863)	(2,191)	—	(2,318)	—	(13,372)	—	(2,318)
Proportionately Combined Free Cash flow	50,929	49,696	28,474	(11,345)	(9,256)	108,498	30,865	(11,342)

	For the Quarter Ended September 30, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	20,755	21,591	7,705	6,161	(19,584)	36,628	7,251	6,160
Interest expense, net(3)	10,187	4,295	5,598	1,875	6,597	28,552	6,281	1,877
Provision (benefit) for income taxes	14,422	11,139	6,337	4,830	(11,181)	25,547	6,337	4,830
Depreciation and amortization	31,511	25,286	12,949	3,706	—	73,452	14,830	3,711
Fees to Manager-related party	—	—	—	—	17,954	17,954	—	—
Pension expense(4)	1,883	5	—	272	—	2,160	—	272
Other non-cash expense (income), net(5)	178	1,212	(1,913)	(3,361)	159	(3,725)	(1,914)	(3,360)
EBITDA excluding non-cash items	78,936	63,528	30,676	13,483	(6,055)	180,568	32,785	13,490
EBITDA excluding non-cash items	78,936	63,528	30,676	13,483	(6,055)	180,568	32,785	13,490
Interest expense, net(3)	(10,187)	(4,295)	(5,598)	(1,875)	(6,597)	(28,552)	(6,281)	(1,877)
Convertible senior notes interest(6)	—	(2,012)	—	—	2,012	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(524)	464	(786)	23	—	(823)	(922)	23
Amortization of debt financing costs(3)	413	284	365	99	988	2,149	379	99
Amortization of debt discount(3)	—	—	—	—	882	882	—	—
Benefit (provision) for current income taxes	344	(1,208)	10	(1,773)	474	(2,153)	9	(1,773)
Changes in working capital(7)	3,732	(1,335)	(995)	(2,553)	(2,934)	(4,085)	(565)	(2,554)
Cash provided by (used in) operating activities	72,714	55,426	23,672	7,404	(11,230)	147,986	25,405	7,408
Changes in working capital(7)	(3,732)	1,335	995	2,553	2,934	4,085	565	2,554
Maintenance capital expenditures	(8,116)	(2,165)	—	(1,825)	—	(12,106)	—	(1,825)
Proportionately Combined Free Cash Flow	60,866	54,596	24,667	8,132	(8,296)	139,965	25,970	8,137

	For the Nine Months Ended September 30, 2018
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	61,909	78,566	32,467	(12,346)	(59,137)	101,459	35,456	(12,344)
Interest expense, net(3)	30,349	9,601	9,619	5,246	25,532	80,347	10,661	5,246
Provision (benefit) for income taxes	24,195	28,769	12,456	(4,350)	(24,512)	36,558	12,456	(4,350)
Goodwill impairment	—	—	—	3,215	—	3,215	—	3,215
Depreciation and amortization	98,702	78,020	32,892	19,529	504	229,647	38,072	19,540
Fees to Manager-related party	—	—	—	—	36,113	36,113	—	—
Pension expense(4)	5,737	16	—	383	148	6,284	—	383
Other non-cash expense (income), net(5)	611	1,232	(5,157)	9,548	564	6,798	(5,152)	9,548
EBITDA excluding non-cash items	221,503	196,204	82,277	21,225	(20,788)	500,421	91,493	21,238
EBITDA excluding non-cash items	221,503	196,204	82,277	21,225	(20,788)	500,421	91,493	21,238
Interest expense, net(3)	(30,349)	(9,601)	(9,619)	(5,246)	(25,532)	(80,347)	(10,661)	(5,246)
Convertible senior notes interest(6)	—	(6,038)	—	—	6,038	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(6,263)	(5,798)	(8,665)	(732)	—	(21,458)	(10,011)	(737)
Amortization of debt financing costs(3)	1,234	842	1,091	289	3,927	7,383	1,138	289
Amortization of debt discount(3)	—	—	—	—	2,710	2,710	—	—
(Provision) benefit for current income taxes	(6,059)	(19,469)	(154)	(3,261)	18,284	(10,659)	(154)	(3,261)
Changes in working capital	9,913	16,904	(16,823)	16,421	(17,727)	8,688	(17,390)	16,420
Cash provided by (used in) operating activities	189,979	173,044	48,107	28,696	(33,088)	406,738	54,415	28,703
Changes in working capital	(9,913)	(16,904)	16,823	(16,421)	17,727	(8,688)	17,390	(16,420)
Maintenance capital expenditures	(21,335)	(5,300)	(330)	(5,649)	—	(32,614)	(440)	(5,649)
Proportionately Combined Free Cash Flow	158,731	150,840	64,600	6,626	(15,361)	365,436	71,365	6,634

	For the Nine Months Ended September 30, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	67,184	60,225	9,858	16,009	(58,181)	95,095	9,604	16,004
Interest expense, net(3)	30,707	13,648	18,177	5,789	19,419	87,740	20,431	5,795
Provision (benefit) for income taxes	46,686	36,766	8,209	10,772	(37,149)	65,284	8,209	10,772
Depreciation and amortization	93,826	73,894	39,390	10,908	—	218,018	45,031	10,922
Fees to Manager-related party	—	—	—	—	54,610	54,610	—	—
Pension expense(4)	5,649	15	—	817	—	6,481	—	817
Other non-cash expense (income), net(5)	315	1,252	(6,148)	3,108	534	(939)	(6,170)	3,108
EBITDA excluding non-cash items	244,367	185,800	69,486	47,403	(20,767)	526,289	77,105	47,418
EBITDA excluding non-cash items	244,367	185,800	69,486	47,403	(20,767)	526,289	77,105	47,418
Interest expense, net(3)	(30,707)	(13,648)	(18,177)	(5,789)	(19,419)	(87,740)	(20,431)	(5,795)
Convertible senior notes interest(6)	—	(5,769)	—	—	5,769	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(257)	3,150	(1,088)	112	—	1,917	(1,282)	113
Amortization of debt financing costs(3)	1,236	819	1,094	303	2,969	6,421	1,137	303
Amortization of debt discount(3)	—	—	—	—	2,377	2,377	—	—
(Provision) benefit for current income taxes	(3,069)	(5,810)	7	(5,265)	5,645	(8,492)	6	(5,265)
Changes in working capital(7)	(12,413)	(6,667)	(9,089)	(13,072)	(6,691)	(47,932)	(8,771)	(13,093)
Cash provided by (used in) operating activities	199,157	157,875	42,233	23,692	(30,117)	392,840	47,764	23,681
Changes in working capital(7)	12,413	6,667	9,089	13,072	6,691	47,932	8,771	13,093
Maintenance capital expenditures	(13,563)	(5,071)	(22)	(4,406)	—	(23,062)	(22)	(4,406)
Proportionately Combined Free Cash Flow	198,007	159,471	51,300	32,358	(23,426)	417,710	56,513	32,368

(1)	Represents MIC’s proportionately combined interests in the businesses comprising these reportable segments.
(2)	The sum of the amounts attributable to MIC in proportion to its ownership.
(3)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(4)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(5)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to the disposal of assets. Other non-cash expense (income), net, also includes the write-down of our investment in CPI for the quarter and nine months ended September 30, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(6)	Represents the cash interest expense reclassified from MIC Corporate to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.
(7)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2018.